                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Marc Brailov
MicroStrategy Incorporated
(703) 770-1670
mbrailov@microstrategy.com
--------------------------


              MicroStrategy Announces Second Quarter 2001 Results

        Reports Revenue of $49.2 Million and 77 Percent Improvement in
           Pro Forma Net Operating Results versus Prior Year Quarter

     VIENNA, Va., July, 31 2001 - MicroStrategy(R) Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced that its pro forma financial results for the three-month period ending June 30, 2001, (the second quarter of its 2001 fiscal year) exceeded its own previously announced expectations for revenue and pro forma net operating results.

     The company reported revenues for the second quarter of 2001 of $49.2 million compared to $50.3 million in the second quarter of 2000. MicroStrategy reported a pro forma net operating loss, which excludes certain items, for the second quarter of 2001 of $9.8 million, or $0.12 per share, a 77 percent improvement from the second quarter of 2000. In the second quarter of 2000, MicroStrategy incurred a pro forma net operating loss, also excluding certain items, of $42.8 million, or $0.54 per share. For the second quarter of 2001, the core MicroStrategy business had a pro forma net operating loss of $4.9 million compared to a $15.7 million pro forma net operating loss in the first quarter of 2001.

     "MicroStrategy is pleased to announce our improved financial results for the second quarter. We have taken a major step forward this quarter toward achieving our goal of profitability," said Michael J. Saylor, MicroStrategy's Chairman and CEO.

     He continued: "The actual numbers are certainly important, but what's even more noteworthy are the positive factors producing the numbers. We've reduced costs due to a company-wide, top-to-bottom effort to engender more cost-efficient operations -- to do more with less. Our license revenues have held up during a severe technology-industry contraction and our MicroStrategy 7 software continues to garner positive reviews and attract business customers and partners, large and small, who recognize its wide utility for enhancing efficiency, productivity and customer relations. Our valued and dedicated employees continue to maintain a very high level of commitment as we work together toward our objectives."

Highlights for the second quarter 2001 include:

     Added 102 New Customers

     New customers include: Associated Food Stores, Aventis Pasteur, Avon Products, Inc., Cbeyond Communications, Cryptologic, CVS /pharmacy, Luminate Corporation, New Roads, Novartis

     Pharmaceuticals, Premier, Inc., Public Procurement Office, Prescription Solutions, Raley's, Sara Lee Refrigerated Foods, Spartan Stores, Inc. and Visa International.

     Signed Agreements with 42 OEMs (Original Equipment Manufacturers) & Systems Integrators
     Agreements include: Active Decisions, Inc., Appian, Application Consulting Group, BAE Systems, Context Media, Deloitte and Touche, Digital Conexxions, Epsilon Data Management, Epylon, Ernst & Young Technologies, First Logic, IBeacon, Idea Integration, Insight Strategy, Iolap Incorporated, Myriad, Personify, Quaero, Siemens, Unica Corporation, Unyversys and Yellowbrick.

     Launched version 7.1 of MicroStrategy 7(TM)
     MicroStrategy continues to help organizations drive efficiency and productivity, make more effective business decisions and build customer loyalty and value. With version 7.1, MicroStrategy fortified its decade-long leadership in the OLAP (online analytical processing) market by adding scalable query and reporting features to the MicroStrategy 7 platform. These enhancements have made MicroStrategy 7, the Scalable Business Intelligence Platform Built for the Internet(TM), easier to use and integrate without compromising its exceptional analytical sophistication. Customers and partners can benefit from MicroStrategy 7's intuitive, Web-centric interface, improved application integration capabilities and additional tools to speed deployment.

Finance Commentary
------------------

     "Total revenues in the second quarter 2001 were at the upper end of our expectations and we were able to increase license revenues versus the first quarter 2001 as a result of higher new customer acquisition rates and an increase in our average license transaction size," said Eric F. Brown, president and CFO of MicroStrategy. He continued: "We also improved our services operating margins and increased total gross profit versus the prior quarter. We continue to make significant improvements in our operating cost structure and reduced Q2 2001 cost of revenues and recurring operating expenses by approximately $18 million versus Q1 2001 as a result of our successful corporate restructuring. With our focus on core business intelligence software operations, we have significantly improved operating margins and efficiencies over the last four quarters. To put this in perspective, we reduced consolidated pro forma operational expenses in Q2 2001 by approximately $34 million compared to Q2 2000 while keeping revenues essentially constant."


Outlook and Financial Guidance Information
------------------------------------------
The following statements are subject to risks and uncertainties described at the end of this press release.

Management offers the following guidance for consolidated operations of MicroStrategy, including its Strategy.com subsidiary, for the quarter ending September 30, 2001:

     Revenue is expected to be in the range of approximately $44 to $49 million. Pro forma results of operations, excluding special charges, are expected to be a loss of approximately $6 to $10 million. Pro forma earnings per share, excluding special charges, are expected to be a loss of approximately $0.07 to $0.12 per share.

Management offers the following guidance for the operations of core MicroStrategy, excluding its Strategy.com subsidiary, for the quarter ending September 30, 2001:

     Revenue is expected to be in the range of approximately $42 to $46 million. Pro forma results of operations, excluding special charges, are expected to be a loss of approximately $3.5 to $6 million. Pro forma earnings per share, excluding special charges, are expected to be a loss of approximately $0.04 to $0.07 per share.

Management offers the following guidance for the standalone operations of the Strategy.com subsidiary for the quarter ending September 30, 2001:

     Revenue is expected to be in the range of approximately $2 to $3 million. Pro forma results of operations, excluding special charges, are expected to be a loss of approximately $2.5 to $4 million. Pro forma earnings per share, excluding special charges, are expected to be a loss of approximately $0.03 to $0.05 per share.

Management offers the following updated guidance for the full year 2001, which supersedes any previously announced guidance as to the Company's expectations for financial results for 2001:

     Consolidated revenue is expected to be in the range of approximately $180 to $200 million. Pro forma earnings per share, excluding special charges, are expected to be a loss of approximately $0.53 to $0.58 per share. The Company expects that the pro forma results of operations of the core business, excluding Strategy.com, will be breakeven by the end of 2001. The Company also expects that by the fourth quarter of 2001, its Strategy.com subsidiary will contribute, on a quarterly basis, a pro forma loss of approximately $0.05 per share or less to the consolidated earnings per share results.

The attached summary of financial highlights compares the 2001 second quarter results to the same period last year.

MicroStrategy will hold a conference call chaired by Michael Saylor today at 5:30 p.m. (EST). Investors can call (877) 597-9704, or for international (706) 634-6550, prior to 5:30 p.m. (EST). A replay will be available for 48 hours after the call at (800) 642-1687, or for international (706) 645-9291, with access code 1341169. Also, a live Webcast and replay can be accessed at the investor relation section of the MicroStrategy web site, www.microstrategy.com,
                                                         ---------------------
or from the StreetEvents site, www.streetevents.com.
                               --------------------

About MicroStrategy Incorporated

     MicroStrategy is a leading provider of business intelligence software for Global 5000 organizations. Since 1990, the company has specialized in helping businesses transform their extensive operational data into actionable information. MicroStrategy's business intelligence platform gives organizations solutions to their query, reporting, and advanced analytical needs, and distributes insight to users via Web, wireless, and voice.

     MicroStrategy 7(TM) is the Scalable Business Intelligence Platform Built for the Internet(TM). Its pure-Web architecture provides Web reporting, security, performance and standards that are critical for deployment over the Web. Within intranets, the company's products provide employees with information to make better business decisions. In extranets, extended enterprises use MicroStrategy 7 to build stronger relationships by linking customers and suppliers via the Internet.

     MicroStrategy has approximately 1,300 enterprise-class customers including Lowe's Home Improvement Warehouse, AT&T Wireless Group, First Union Corporation and GlaxoSmithKline. MicroStrategy also has relationships with over 375 systems integrators, application development and platform partners including IBM, PeopleSoft, Compaq, Informatica and JD Edwards.

     MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information on the company, or to purchase or demo MicroStrategy's software, please visit MicroStrategy's Web site at http://www.microstrategy.com.
                                         ----------------------------

                                      ###

MicroStrategy, MicroStrategy 7, MicroStrategy 7.1, and Scalable Business Intelligence Platform Built for the Internet are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute "forward-looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the "Company") to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the possibility that the conditions to the securities class action and shareholder derivative settlement agreements will not be satisfied; the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7 software on a timely basis; adverse reaction by the Company's employees, investors, customers, vendors and lenders to the restatement of the Company's financial results or its future prospects; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                           MICROSTRATEGY INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)
                                   (unaudited)


                                                                 Three Months Ended                    Six Months Ended
                                                                      June 30,                             June 30,
                                                           -----------------------------       ------------------------------
                                                               2001              2000              2001                2000
                                                           ----------         ----------       ----------          ----------
Revenues
Product licenses                                           $   21,224         $   21,829       $   40,776          $   47,840
Product support and other services                             27,985             28,515           59,817              53,119
                                                           ----------         ----------       ----------          ----------
  Total revenues                                               49,209             50,344          100,593             100,959
                                                           ----------         ----------       ----------          ----------

Cost of Revenues
Product licenses                                                  863                392            2,298                 997
Product support and other services                             14,143             21,776           32,757              37,537
                                                           ----------         ----------       ----------          ----------
  Total cost of revenues                                       15,006             22,168           35,055              38,534
                                                           ----------         ----------       ----------          ----------
Gross profit                                                   34,203             28,176           65,538              62,425
                                                           ----------         ----------       ----------          ----------

Operating Expenses
Sales and marketing                                            21,074             38,343           49,538              79,855
Research and development                                        9,713             15,813           23,725              32,013
General and administrative                                     11,771             17,385           25,087              29,503
Restructuring costs and other special charges                  43,103                  -           43,103                   -
Amortization of intangible assets                               4,249              4,242            8,498               8,148
                                                           ----------         ----------       ----------          ----------
  Total operating expenses                                     89,910             75,783          149,951             149,519
                                                           ----------         ----------       ----------          ----------
Loss from operations                                         (55,707)            (47,607)         (84,413)            (87,094)

Financing & Other Income (Expense)
Net interest                                                     (651)               434              443                 891
(Loss) gain on investments                                       (233)            (5,075)          (1,330)              1,355
Provision for litigation settlement                            24,941                  -           34,606                   -
Minority interest                                              (1,181)                 -           (2,329)                  -
Other (expense) income, net                                      (419)               106             (509)                106
                                                           ----------         ----------       ----------          ----------
  Total financing & other income (expense)                     22,457             (4,535)          30,881               2,352
                                                           ----------         ----------       ----------          ----------
Loss before income taxes                                      (33,250)           (52,142)         (53,532)            (84,742)
  Provision for income taxes                                       48                  -              337                 250
                                                           ----------         ----------       ----------          ----------
Net loss                                                      (33,298)           (52,142)         (53,869)            (84,992)
  Preferred stock dividends                                    (1,681)              (312)          (3,839)               (312)
  Gain on refinancing of Series A preferred stock              10,995                  -           10,995                   -
  Beneficial conversion feature (Note 1)                       18,375            (19,375)          18,375             (19,375)
                                                           ----------         ----------       ----------          ----------
Net loss attributable to common stockholders              $    (5,609)        $  (71,829)      $  (28,338)         $ (104,679)
                                                          ===========         ==========       ==========          ==========

Basic and diluted loss per share                          $    (0.07)         $    (0.90)      $    (0.34)         $    (1.32)
                                                          ===========         ==========       ==========          ==========

Weighted average shares outstanding                            83,253             79,757           82,239              79,321
                                                          ===========         ==========       ==========          ==========


Note 1 - The beneficial conversion feature for the three and six months ended June 30, 2001 has been recorded on a preliminary basis pending a request for interpretive accounting guidance that the Company has submitted to the staff of the Securities and Exchange Commission. Adjusting entries relating to this item, if any, will be included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001.

Supplemental Data

Pro Forma Net Operating Loss                              $    (9,818)        $  (42,825)      $  (33,560)         $  (78,199)

Pro Forma Net Operating Loss per share (basic & diluted)  $     (0.12)        $    (0.54)      $    (0.41)         $    (0.99)

Supplemental Pro Form Net Operating Loss data excludes charges for restructuring costs and other special charges, amortization of intangible assets, (loss) gain on investments, provision for litigation settlement, minority interest, preferred stock dividends, gain on refinancing of Series A preferred stock, beneficial conversion feature, and other non-recurring items.

                         MICROSTRATEGY INCORPORATED
                     CONSOLIDATED BALANCE SHEETS
            (Dollars in thousands, except per share data)

                                                                                     June 30,               December 31,
                                                                                       2001                     2000
                                                                                    -----------             ------------
Assets                                                                              (unaudited)              (audited)
Current assets
  Cash and cash equivalents                                                          $  57,165                $  67,685
  Restricted cash                                                                          564                   25,884
  Short-term investments                                                                 3,396                    1,085
  Accounts receivable, net                                                              34,374                   49,061
  Prepaid expenses and other current assets                                              9,503                   11,158
  Deferred tax assets, net                                                                 700                        -
                                                                                     ---------                ---------
Total current assets                                                                   105,702                  154,873

Property and equipment, net                                                             31,428                   61,409
Long-term investments                                                                      250                    5,271
Intangible assets, net of accumulated
   amortization of $26,668 and $18,170 respectively                                     25,791                   34,300
Deposits and other assets                                                                3,178                    3,234
                                                                                     ---------                ---------
 Total Assets                                                                        $ 166,349                $ 259,087
                                                                                     =========                =========

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
  Accounts payable and accrued expenses                                              $  28,086                $  35,025
  Accrued restructuring costs                                                           10,641                        -
  Accrued compensation and employee benefits                                            16,721                   26,929
  Deferred revenue and advance payments                                                 48,163                   50,303
  Working capital line of credit                                                         6,066                        -
                                                                                     ---------                ---------
Total current liabilities                                                              109,677                  112,257

Deferred revenue and advance payments                                                   22,307                   31,260
Accrued litigation settlement                                                           64,128                   99,484
Other long-term liabilities                                                              3,612                    1,509
Accrued restructuring costs                                                              3,986                        -
                                                                                     ---------                ---------
 Total Liabilities                                                                     203,710                  244,510
                                                                                     ---------                ---------

Series A redeemable convertible preferred stock                                          6,251                  119,585
Series B redeemable convertible preferred stock (Note 1)                                32,183                        -
Series C redeemable convertible preferred stock (Note 1)                                25,552                        -
Series D redeemable convertible preferred stock (Note 1)                                 4,101                        -
Series E redeemable convertible preferred stock                                          6,592                        -

Redeemable convertible preferred stock of consolidated subsidiary                       52,859                   40,530

Stockholders' equity (deficit):
  Preferred stock undesignated; $.001 par value;
     4,982 shares authorized; no shares issued or outstanding                                -                        -
  Class A common stock; $.001 par value; 330,000
     shares authorized; 36,849 and 28,736 shares
     issued and outstanding, respectively                                                   37                       29
  Class B common stock; $.001 par value; 165,000
    shares authorized; 50,940 and 52,033 shares
    issued and outstanding, respectively                                                    51                       52
  Additional paid-in capital                                                           187,221                  152,821
  Deferred compensation                                                                   (179)                    (624)
  Accumulated other comprehensive income                                                 1,099                    1,443
  Accumulated deficit                                                                 (353,128)                (299,259)
                                                                                     ---------                ---------
Total Stockholders' Equity (Deficit)                                                  (164,899)                (145,538)

Total Liabilities and Stockholders' Equity (Deficit)                                 $ 166,349                $ 259,087
                                                                                     =========                =========

Note 1 - The carrying value of the Series B, C, and D redeemable convertible preferred stock as of June 30, 2001 has been recorded on a preliminary basis pending a request for interpretive accounting guidance that the Company has submitted to the staff of the Securities and Exchange Commission. Adjusting entries relating to this item, if any, will be included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001.

                          MICROSTRATEGY INCORPORATED
                  Reconciliation of Net loss attributable to
              common stockholders to Pro forma net operating loss
                 (Dollars in thousands, except per share data)
                                  (unaudited)



                                                                          Three Months Ended                Six Months Ended
                                                                               June 30,                          June 30,
                                                                      ---------------------------        ------------------------
                                                                         2001            2000               2001          2000
                                                                      ---------------------------        ------------------------

Net loss attributable to common stockholders                            (5,609)        (71,829)            (28,338)     (104,679)

 Restructuring costs and other special charges                          43,103               -              43,103             -
 Amortization of intangible assets                                       4,249           4,242               8,498         8,148
 (Loss) gain on investments                                                233           5,075               1,330        (1,355)
 Provision for litigation settlement                                   (24,941)              -             (34,606)            -
 Minority interest                                                       1,181               -               2,329             -
 Preferred stock dividends                                               1,681             312               3,839           312
 Gain on refinancing of Series A preferred stock                       (10,995)              -             (10,995)            -
 Beneficial conversion feature (Note 1)                                (18,375)         19,375             (18,375)       19,375
 Other non-recurring items                                                (345)              -                (345)            -

Pro forma net operating loss                                          $ (9,818)      $ (42,825)          $ (33,560)    $ (78,199)
                                                                      ========       =========           =========     =========


Note 1 - The beneficial conversion feature for the three and six months ended June 30, 2001 has been recorded on a preliminary basis pending a request for interpretive accounting guidance that the Company has submitted to the staff of the Securities and Exchange Commission. Adjusting entries relating to this item, if any, will be included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001.

                                 STRATEGY.COM
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Dollars in thousands)
                                  (unaudited)

                                                                  Three Months Ended                   Six Months Ended
                                                                       June 30,                            June 30,
                                                                ----------------------             ----------------------
                                                                  2001          2000                 2001          2000
                                                                ----------------------             ----------------------
Revenues
Product licenses                                                $    946      $    847             $  1,862      $    847
Product support and other services                                 1,103           297                2,622           410
                                                                --------      --------             --------      --------
  Total revenues                                                   2,049         1,144                4,484         1,257
                                                                --------      --------             --------      --------

Cost of Revenues
Product licenses                                                      43             -                  429             -
Product support and other services                                 3,605         1,182                7,337         1,389
                                                                --------      --------             --------      --------
  Total cost of revenues                                           3,648         1,182                7,766         1,389
                                                                --------      --------             --------      --------
Gross profit (loss)                                               (1,599)          (38)              (3,282)         (132)
                                                                --------      --------             --------      --------

Operating Expenses
Sales and marketing                                                  671         3,434                2,505         8,713
Research and development                                           1,870         4,686                5,419         8,956
General and administrative                                         1,112         3,768                2,700         5,603
Restructuring costs and other special charges                     19,915             -               19,915             -
                                                                --------      --------             --------      --------
  Total operating expenses                                        23,568        11,888               30,539        23,272
                                                                --------      --------             --------      --------
Loss from operations                                             (25,167)      (11,926)             (33,821)      (23,404)

Financing & Other
Net interest                                                         337             -                  906             -
                                                                --------      --------             --------      --------
Loss before income taxes                                         (24,830)      (11,926)             (32,915)      (23,404)
  Provision for income taxes                                           -                                  -
                                                                --------      --------             --------      --------
Net loss                                                         (24,830)      (11,926)             (32,915)      (23,404)
  Preferred stock dividends                                       (1,181)            -               (2,329)
                                                                --------      --------             --------      --------
Net loss attributable to common stockholders                    $(26,011)     $(11,926)            $(35,244)     $(23,404)
                                                                ========      ========             ========      ========

                                 STRATEGY.COM
                          CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)
                                  (unaudited)



                                                     June 30,      December 31,
                                                       2001            2000
                                                     --------      ------------
Assets
Current assets
  Cash and cash equivalents                          $ 27,370        $ 34,482
  Accounts receivable, net                                125           1,140
  Prepaid expenses and other current assets             1,010           1,908
                                                     --------        --------
Total current assets                                   28,505          37,530

Property and equipment, net                             4,368          21,984
Intangible assets, net                                      -              13
Deposits and other assets                                   -           1,229
                                                     --------        --------
Total Assets                                         $ 32,873        $ 60,756
                                                     ========        ========
Liabilities and Stockholders' Deficit
Current liabilities
  Accounts payable and accrued expenses              $  2,114        $  2,262
  Accrued restructuring costs                             909               -
  Accrued compensation and employee benefits              719           2,333
  Due to MicroStrategy                                    915           3,742
  Deferred revenue and advance payments                 6,864           8,079
                                                     --------        --------
Total current liabilities                              11,521          16,416

Deferred revenue and advance payments                   4,952           5,177
Accrued restructuring costs                               153               -
                                                     --------        --------

Total Liabilities                                      16,626          21,593
                                                     --------        --------

Redeemable convertible preferred stock                 52,859          40,531

Stockholders' Deficit                                 (36,612)         (1,368)
                                                     --------        --------
Total Liabilities and Stockholders' Deficit          $ 32,873        $ 60,756
                                                     ========        ========

                          MICROSTRATEGY INCORPORATED
                     CONSOLIDATING STATEMENT OF OPERATIONS
                 (Dollars in thousands, except per share data)
                                  (unaudited)



                                                                                  Three Months Ended
                                                                                     June 30, 2001
                                                             --------------------------------------------------------------
                                                                Core         Strategy.com     Eliminations    Consolidated
                                                             ----------     --------------   --------------  --------------
Revenues
Product licenses                                              $  20,278          $     946        $       -       $  21,224
Product support and other services                               26,882              1,103                           27,985
                                                              ---------          ---------        ---------       ---------
  Total revenues                                                 47,160              2,049                -          49,209
                                                              ---------          ---------        ---------       ---------
Cost of Revenues
Product licenses                                                    820                 43                              863
Product support and other services                               10,538              3,605                           14,143
                                                              ---------          ---------        ---------       ---------
  Total cost of revenues                                         11,358              3,648                -          15,006
                                                              ---------          ---------        ---------       ---------
Gross profit                                                     35,802             (1,599)               -          34,203
                                                              ---------          ---------        ---------       ---------
Operating Expenses
Sales and marketing                                              20,403                671                           21,074
Research and development                                          7,843              1,870                            9,713
General and administrative                                       10,659              1,112                           11,771
Restructuring costs and other special charges                    23,188             19,915                           43,103
Amortization of intangible assets                                 4,249                  -                            4,249
                                                              ---------          ---------        ---------       ---------
  Total operating expenses                                       66,342             23,568                -          89,910
                                                              ---------          ---------        ---------       ---------
Loss from operations                                            (30,540)           (25,167)               -         (55,707)

Financing & Other Income (Expense)
Net interest                                                       (988)               337                             (651)
Loss on investments                                                (233)                 -                             (233)
Provision for litigation settlement                              24,941                  -                           24,941
Minority interest                                                     -                  -           (1,181)         (1,181)
Other (expense) income, net                                        (419)                 -                             (419)
                                                              ---------          ---------        ---------       ---------
  Total financing & other income (expense)                       23,301                337           (1,181)         22,457
                                                              ---------          ---------        ---------       ---------
Income (loss) before income taxes                                (7,239)           (24,830)          (1,181)        (33,250)
  Provision for income taxes                                         48                  -                               48
                                                              ---------          ---------        ---------       ---------
Net income (loss)                                                (7,287)           (24,830)          (1,181)        (33,298)
  Preferred stock dividends                                      (1,681)            (1,181)           1,181          (1,681)
  Gain on refinancing of Series A preferred stock                10,995                  -                           10,995
  Beneficial conversion feature (Note 1)                         18,375                  -                           18,375
                                                              ---------          ---------        ---------       ---------
Net income (loss) attributable to common stockholders         $  20,402          $ (26,011)       $       -       $  (5,609)
                                                              =========          =========        =========       =========

Basic and diluted loss per share                                                                                  $   (0.07)
                                                                                                                  =========

Weighted average shares outstanding                                                                                  83,253
                                                                                                                  =========

Note 1 - The beneficial conversion feature has been recorded on a preliminary basis pending a request for interpretive accounting guidance that the Company has submitted to the staff of the Securities and Exchange Commission. Adjusting entries relating to this item, if any, will be included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001.

Supplemental Data

Pro Forma Net Operating Loss                                  $  (4,903)         $  (4,915)       $       -       $  (9,818)

Pro Forma Net Operating Loss per share (basic & diluted)                                                          $   (0.12)
Supplemental Pro Form Net Operating Loss data excludes charges for restructuring costs and other special charges, amortization of intangible assets, loss on investments, provision for litigation settlement, minority interest, preferred stock dividends, gain on refinancing of Series A preferred stock, beneficial conversion feature, and other non-recurring items.

                          MICROSTRATEGY INCORPORATED
                  Reconciliation of Net loss attributable to
              common stockholders to Pro forma net operating loss
                 (Dollars in thousands, except per share data)
                                  (unaudited)




                                                                                  Three Months Ended
                                                                                     June 30, 2001
                                                             --------------------------------------------------------------
                                                                Core         Strategy.com     Eliminations    Consolidated
                                                             ----------     --------------   --------------  --------------
Net income (loss) attributable to common stockholders            20,402            (26,011)               -          (5,609)

 Restructuring costs and other special charges                   23,188             19,915                -          43,103
 Amortization of intangible assets                                4,249                  -                -           4,249
 Loss on investments                                                233                  -                -             233
 Provision for litigation settlement                            (24,941)                 -                -         (24,941)
 Minority interest                                                    -                  -            1,181           1,181
 Preferred stock dividends                                        1,681              1,181           (1,181)          1,681
 Gain on refinancing of Series A preferred stock                (10,995)                 -                -         (10,995)
 Beneficial conversion feature (Note 1)                         (18,375)                 -                -         (18,375)
 Other non-recurring items                                         (345)                 -                -            (345)

Pro forma net operating loss                                 $   (4,903)         $   (4,915)      $        -     $    (9,818)
                                                             ==========          ==========       ==========     ===========


Note 1 - The beneficial conversion feature has been recorded on a preliminary basis pending a request for interpretive accounting guidance that the Company has submitted to the staff of the Securities and Exchange Commission. Adjusting entries relating to this item, if any, will be included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001.